EXHIBIT 10.1

                              MANAGEMENT AGREEMENT


         This Management Agreement (this "Agreement") is made and entered into as of the 25th day of March, 1997 between M&P Partners Limited Partnership, a Massachusetts limited partnership ("Managing Agent"), and the parties identified on the signature page of this Agreement as owner (collectively, "Owner").

         WHEREAS, Owner is the owner of those premises described on Exhibit A, attached hereto and made a part hereof (collectively, the "Managed Premises"); and

         WHEREAS, Owner desires to retain Managing Agent, and Managing Agent is willing to serve, as managing agent with respect to the Managed Premises, all upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, Owner and Managing Agent hereby agree as follows:

         1. Employment. Subject to the terms and conditions hereinafter set forth, Owner hereby employs Managing Agent with respect to the Managed Premises.

         2. Duties.

                  (a) Managing Agent hereby accepts such employment as managing agent and agrees to devote such time, attention and effort as may be appropriate to operate and manage the Managed Premises in a diligent, orderly and efficient manner. Any or all services may be performed or goods purchased by Managing Agent under arrangements jointly with or for other properties owned or managed by Managing Agent and the costs shall be reasonably apportioned. Managing Agent may employ personnel who are assigned to work exclusively at the Managed Premises or partly at the Managed Premises and other buildings owned and/or managed by Managing Agent. The properly apportioned costs of such personnel shall be reimbursed by Owner, in addition to the Fee, but only to the extent that such personnel shall be on-site employees.

                  (b) Without limitation, Managing Agent agrees to perform the following specific duties:

                           (i) To seek  tenants  for  the  Managed  Premises  in
                  accordance with the rental schedule established by Owner and to negotiate leases including renewals thereof and to lease in Owner's name space on a lease form approved by the Owner, only to tenants, at


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                                       -2-

                  rentals, and for periods of occupancy all as are approved in each case by Owner. To employ appropriate means in order that the availability of rental space is made known to potential tenants; provided, however, that such means shall not include the employment of brokers unless otherwise agreed by Owner. The legal expenses of negotiating such leases and leasing such space shall be approved and paid by Owner.

                           (ii) To collect  all rents and other  income from the
                  Managed Premises and to give receipts therefor, both on behalf of Owner, and deposit such funds in such banks and such accounts as are named, from time to time, by Owner, in agency accounts for and under the name of Owner. Managing Agent shall be empowered to sign disbursement checks on these accounts.

                           (iii) To make contracts for and to supervise any repairs and/or alterations to the Managed Premises, including tenant improvements and decoration of rental space, as may be approved by Owner.

                           (iv) For Owner's account and, with respect to on-site
                  employees only, at its expense, to hire, supervise and discharge employees as required for the efficient operation and maintenance of the Managed Premises.

                           (v) To obtain, at Owner's expense, appropriate insurance for the Managed Premises protecting Owner and Managing Agent while acting on behalf of Owner against all normally insurable risks relating to the Managed Premises and complying with the requirements of Owner's mortgagee, if any, and, upon approval thereof, to cause the same to be provided and maintained by all tenants with respect to the Managed Premises to the extent required by the terms of such tenants' leases.

                           (vi) To promptly  notify Owner and Owner's  insurance
                  carriers, as required by the applicable policies, of any casualty or injury to person or property at the Managed Premises, and complete customary reports in connection therewith.

                           (vii) To procure  seasonably  all  supplies and other
                  materials necessary for the proper operation of the Managed Premises, at Owner's expense.

                           (viii) To pay promptly  from rental  receipts,  other
                  income derived from the Managed Premises, or other monies made available by Owner for such purpose, all costs incurred in the operation of the Managed Premises which are expenses of Owner hereunder, including wages or other payments for services rendered, invoices for supplies or other items


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                                       -3-

                  furnished in relation to the Managed Premises, and pay over forthwith the balance of such rental receipts, income and monies to Owner or as Owner shall from time to time direct. (In the event that the sum of the expenses to operate and the compensation due the Managing Agent exceed gross receipts in any month and no excess funds from prior months are available for payment of such excess, Owner shall pay promptly the amount of the deficiency thereof to Managing Agent upon receipt of statements therefor.)

                           (ix) To advise Owner promptly of any material developments in the operation of the Managed Premises that might affect the profitable operation of the Managed Premises.

                           (x) To  establish,  in Owner's  name and with Owner's
                  approval, reasonable rules and regulations for tenants of the Managed Premises.

                           (xi) At the  direction  of  Owner  and  with  counsel
                  selected by Owner, to institute or defend, as the case may be, any and all legal actions or proceedings (in the name of Owner if necessary) relating to operation of the Managed Premises.

                           (xii) To  maintain  the  books and  records  of Owner
                  reflecting   the  management  and  operation  of  the  Managed
                  Premises, making available for reasonable inspection and examination by Owner or its representatives, all books, records and other financial data relating to the Managed Premises.

                           (xiii) To prepare and deliver  seasonably  to tenants
                  of the Managed Premises such statements of expenses or other information as shall be required on the landlord's part to be delivered to such tenants for computation of rent, additional rent, or any other reason.

                           (xiv) To aid,  assist  and  cooperate  with  Owner in
                  matters relating to taxes and assessments and insurance loss adjustments and notify the Owner of any tax increase or special assessments relating to the Managed Premises.

                           (xv) To provide  such  emergency  services  as may be
                  required for the efficient management and operation of the Managed Premises on a 24-hour basis.

                           (xvi) To enter into contracts for utilities (including, without limitation, water, fuel, electricity and telephone) and for building services (including, without limitation, cleaning of windows,


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                                       -4-

                  common areas and tenant space, ash, rubbish and garbage hauling, snow plowing, landscaping, carpet cleaning and vermin extermination), and for other services as are appropriate to first class office space.

                           (xvii)   To  seek  the   lowest   competitive   price
                  commensurate with desired quality for all items purchased or services contracted by it under this Agreement.

                           (xviii) To take such action generally consistent with
                  the provisions of this Agreement, as Owner might with respect to the Managed Premises if personally present.

         3. Authority. Owner gives to Managing Agent the authority and powers to perform the foregoing duties on behalf of Owner subject, however, to Owner's approval as specified. Owner further authorizes Managing Agent to incur such reasonable expenses, specifically contemplated in Section 2, on behalf of Owner as are necessary in the performance of those duties.

         4. Special Authority of Agent. In addition to, and not in limitation of, the duties and authority of Managing Agent contained herein, Managing Agent shall perform the following duties, but only with Owner's prior approval in each case:

                  (a) Terminate tenancies and sign and serve in the name of Owner such notices therefor as may be required for the proper management of the Managed Premises.

                  (b) With counsel selected by Owner, and at Owner's expense, institute and prosecute actions to evict tenants and recover possession of rental space, and recover rents and other sums due; and when expedient, settle, compromise and release such actions or suits or reinstate such tenancies.

         5.       Compensation.

                  (a) In consideration of the services to be rendered by the Managing Agent hereunder, the Owner agrees to pay and the Managing Agent agrees to accept as its sole compensation a management fee (the "Fee") equal to three percent (3%) of the gross collected rents actually received by Owner from the Managed Premises, such gross rents to include all fixed rents, percentage rents, additional rents, operating expense and tax escalations, and any other charges paid to Owner in connection with occupancy of the Managed Premises, but excluding any amounts collected from tenants to reimburse Owner for the cost of capital improvements or for expenses incurred in curing any tenant default or in enforcing any remedy against any tenant.



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                                       -5-

                  (b) The Fee shall be due and payable monthly, in arrears.

                  (c) Notwithstanding anything herein to the contrary, Owner shall reimburse Managing Agent for reasonable travel expenses incurred when traveling to and from the Managed Premises while performing its duties in accordance with this Agreement.

                  (d) Managing Agent shall also receive the amount of any lump sum reimbursables paid by tenants of the Managed Premises to the extent amounts paid exceed costs incurred by Owner for work performed with respect thereto.

                  (e) Managing Agent shall be entitled to no other additional compensation, whether in the form of commission, bonus or the like for its services under this Agreement. Except as otherwise specifically provided herein with respect to payment by Owner of legal fees, accounting fees, salaries, wages, fees and charges of parties hired by the Managing Agent on behalf of Owner to perform operating and maintenance functions in the Managed Premises, and the like, if Managing Agent hires third parties to perform services required to be performed hereunder by Managing Agent without additional charge to Owner, Managing Agent shall (except to the extent the same are reasonably attributable to an emergency at the Managed Premises) be responsible for the charges of such third parties. Managing Agent shall not, however, hire any third party without Owner's prior written consent, which consent shall not be unreasonably withheld. In addition, Managing Agent shall, at its expense, assume Owner's obligations under the contracts and agreements listed as Exhibit B, attached hereto and made a part hereof.

         6. Contracts. Managing Agent shall not, without the prior consent of Owner, enter into any contracts on behalf of Owner which extend beyond the then current term of this Agreement.

         7. Term of Agreement. The term of this Agreement shall begin on the date hereof and, unless sooner terminated as herein provided, shall end on that date which is thirty (30) days following written notice of termination given by either Owner or Managing Agent to the other.

         8. Termination or Expiration. Upon termination or expiration of this Agreement for any reason whatsoever, Managing Agent shall promptly turn over to Owner all books, papers, funds, records, keys and other items relating to the management and operation of the Managed Premises, including, without limitation, all leases in the possession of the Managing Agent and shall render to Owner a final accounting through the date of termination.



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                                       -6-

         9. Assignment of Rights and Obligations.

                  (a) Without Owner's prior written consent, Managing Agent shall not sell, transfer, assign or otherwise dispose of or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its rights and obligations hereunder, and any transfer, encumbrance or other disposition of an interest herein made or attempted in violation of this paragraph shall be void and ineffective, and shall not be binding upon Owner.

                  (b) Owner, without Managing Agent's consent, may assign its rights and obligations hereunder to any mortgagee with respect to, or successor owner of, the Managed Premises, but not otherwise.

                  (c) Consistent with the foregoing paragraphs (a) and (b), the terms "Owner" and "Managing Agent" as used in this Agreement shall mean the original parties hereto and their respective mortgagees, successors, assigns, heirs and legal representatives.

         10. Fidelity Bond. Owner, at Owner's expense, may require that employees of Managing Agent who handle or are responsible for Owner's money to be bonded by a fidelity bond in an amount sufficient in Owner's determination to cover any loss which may occur in the management and operation of the Managed Premises or that Managing Agent obtain a fiduciary policy of insurance.

         11. Indemnification.

                  (a) Owner agrees to defend, indemnify and hold harmless Managing Agent from and against all costs, claims, expenses and liabilities (including reasonable attorneys' fees) arising out of Managing Agent's performance of its duties in accordance with this Agreement including, without limitation, injury or damage to persons or property occurring in, on or about the Managed Premises and violations or alleged violations of any law, ordinance, regulation or order of any governmental authority regarding the Managed Premises except any injury, damage or violation resulting from Managing Agent's default hereunder, or from Managing Agent's fraud, gross negligence or willful misconduct in the performance of its duties hereunder.

                  (b) Owner agrees that required insurance shall include, at Owner's expense, public liability and workmen's compensation insurance upon the following terms and conditions:

                           (i) policies shall be so written as to protect the Managing Agent in the manner and to the same extent as the Owner.



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                                       -7-

                           (ii) Workmen's compensation policies shall be written
                  to comply with applicable legal requirements.

                           (iii) The public liability insurance shall be written
                  in limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and Five Hundred Thousand Dollars ($500,000) per occurrence for property damage.

                           (iv) Such public  liability  insurance  shall include
                  the standard extensions of liability coverage as may be mutually agreed upon from time to time, and shall name both parties and their respective employees as additional insureds.

         12. Notices. Whenever notice is to be sent pursuant to this Agreement to either party to this Agreement, it is expressly understood that same shall be sent postage prepaid, certified mail, return receipt requested to either party at 400 Centre Street, Newton, Massachusetts 02158, or to any such address that either party may hereinafter designate.

         13. Limitation of Liability. No partner of Owner or Managing Agent shall be personally liable hereunder, all such liability being limited in the case of Owner to the interest of Owner in the Managed Premises and in the case of Managing Agent, to its interest hereunder.

         14. Modification of Agreement. This Agreement may not be modified, altered or amended in manner except by an amendment in writing, duly executed by the parties hereto.

         15. Independent Contractor. This Agreement is not one of general agency by Managing Agent for Owner, but one with Managing Agent engaged as an independent contractor. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or other similar relationship between Owner and Managing Agent for any purposes whatsoever.

         16. Law Governing. This Agreement shall be governed by and in accordance with the laws of The Commonwealth of Massachusetts.



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         Executed as a sealed instrument as of the date above first written.

                                 MANAGING AGENT:

                                 M&P PARTNERS LIMITED PARTNERSHIP

                                 By:  HRPT Advisors, Inc.,
                                          its general partner


                                          By:/s/David J. Hegarty
                                              Its President


                                 OWNER:

                                 HUB REALTY FUNDING, INC.



                                 By:/s/David J. Hegarty
                                          Its President


                                 HUB REALTY RICHLAND, INC.



                                 By:/s/David J. Hegarty
                                          Its President


                                 HUB REALTY IV, INC.



                                 By:/s/David J. Hegarty
                                          Its President


                                 HUB REALTY III, INC.



                                 By:/s/David J. Hegarty
                                          Its President




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                                       -9-


                                 HUB REALTY COLLEGE PARK, I, LLC

                                 By:  HUB Management, Inc.


                                          By:/s/David J. Hegarty
                                                   Its President


                                 HUB REALTY KANSAS CITY, INC.



                                 By:/s/David J. Hegarty
                                          Its President


                                 HUB REALTY BUFFALO, INC.



                                 By:/s/David J. Hegarty
                                          Its President


                                 HUB REALTY SAN DIEGO I, INC.



                                 By:/s/David J. Hegarty
                                          Its President


                                 EPA GOLDEN, L.P.

                                 By:      Hub Realty Golden, Inc., general
                                          partner



                                          By:/s/David J. Hegarty
                                                   Its President


                                 HUB ACQUISITION TRUST



                                 By:/s/David J. Hegarty
                                    Its President

                                    EXHIBIT A

                                Managed Premises


         Attached to this Exhibit A in the original document are property descriptions for properties leased to the U.S.
Government in the following locations:

1.       Phoenix, AZ:  Midtowne II and Bella Vista Place
2.       Kearney Mesa, CA:  Aero Drive
3.       Houston, TX (Harris County)
4.       Petersburg, AK
5.       Safford, AZ
6.       Sante Fe, NM
7.       Buffalo, NY
8.       Gauthersburg, MD
9.       Albuquerque, NM
10.      Savannah, GA
11.      Cheyenne, WY
12.      College Park, MD
13.      Tucson, AZ
14.      Washington, D.C. (625 Indiana Ave.)
15.      Washington, D.C. (20 Mass. Ave.)
16.      Golden, CO
17.      Germantown, MD
18.      Falls Church, VA
19.      Oxon Hill, MD
20.      San Diego, CA (DEA)
21.      San Diego, CA (DFAS)
22.      Oklahoma City, OK
23.      Falling Waters, WY
24.      Kansas City, MO
25.      Kansas City, KS
26.      Richland, WA
26.      Los Angeles, CA (MEPS)



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                                    EXHIBIT B

                                Assumed Contracts



Property Management Agreement, dated as of June 16, 1994, between GovProp Funding, L.P. and Rosecliff Realty Inc., as amended.

Property Management Agreement, dated as of February 7, 1995, between Rosecliff Realty Richland Inc. and Rosecliff Realty Inc. (Richland, WA).

Property Management Agreement, dated as of July 27, 1995, between Rosecliff Realty College Park I, LLC and Rosecliff Realty Inc. (College Park, MD).

Property Management Agreement, dated as of October 13, 1995, between Rosecliff Realty Kansas City, Inc., and Rosecliff Realty Inc. (Kansas City, MO).

Property Management Agreement, dated as of September 7, 1995, between Rosecliff Realty III, Inc. and Rosecliff Realty Inc. (Oklahoma City, OK).

Property Management Agreement, dated as of September 7, 1995, between Rosecliff Realty IV, Inc. and Rosecliff Realty Inc. (Falling Waters, WV).

Property Management Agreement, dated as of March 13, 1996, between Rosecliff Realty Buffalo, Inc. and Rosecliff Realty Inc. (Buffalo, NY).

Property Management Agreement, dated as of December 23, 1995, between Roseview San Diego Limited Partnership and Rosecliff Realty Inc. (San Diego, CA (DEA)), as amended.

Property Management Agreement, dated as of July 19, 1996 between Rose Group LLC and Rosecliff Realty Inc. (San Diego, CA (DFAS)).

Development & Management Agreement, dated as of August 22, 1996, between Imperial Industrial Group and Rose Group LLC (San Diego, CA (DFAS)).